                                                                    Exhibit 10.6

     THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                      FORM OF SUBORDINATED PROMISSORY NOTE

$[__________]                                              [closing date of QPO]
Oxford, Massachusetts

FOR VALUE RECEIVED, IPG PHOTONICS CORPORATION, a Delaware corporation ("Maker"), promises to pay to [SERIES B PREFERRED STOCKHOLDER] ("Holder"), the principal sum of [__________] DOLLARS (US$[__________]); with interest from the date of this Note on the unpaid principal amounts owing from time to time as provided below. This Note is duly and validly issued and is subject to the following terms and conditions:

1.   Maturity

(a) Principal plus all accrued but unpaid interest on the principal amount outstanding shall be due and payable no later than the third anniversary date of the date of original issuance of this Note (the "Maturity Date").

(b) This Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder; provided, however that any prepayment be made pro rata among the Series B Notes (as defined in Section 7 below).

(c) All optional principal prepayments upon this Note shall be applied to the payment of accrued and unpaid interest, and then against the principal amount.

2.   Interest

The outstanding principal owing from time to time hereunder will bear interest at the rate of: (1) the greater of the Applicable Federal Rate for short term obligations of three years or less and FOUR PERCENT per annum (compounded annually) for the first one-year period that this Note is outstanding; (2) SEVEN PERCENT per annum (compounded annually) for the second one-year period that this
Note is outstanding; and (3) TEN PERCENT per annum (compounded annually) for any period after the second anniversary date of the date of original issuance of this Note that this Note is outstanding until fully paid. Accrued but unpaid interest shall be payable on the anniversary date of the issuance of this Note and on the Maturity Day. Computations of interest shall be based on a year of 360 days but shall be calculated for the actual number of days in the period for which interest is charged.

3.   Payments

Maker shall make payments in lawful money of the United States of America and in immediately available funds. All payments under this Note shall be made to Holder at its address on the books and records of the Company or at such other address as Holder shall direct Maker in writing.

4.   Breach of Covenants and Bankruptcy

The occurrence of any of the following shall constitute an "Event of Default" hereunder:

(a) Failure to Pay. Maker shall fail to pay (i) any principal payment on the Maturity Day hereunder or (ii) any interest payment required pursuant to the terms hereof on the date due and such failure is not cured within ten
     (10) days of the date such payment is due; or

(b) Breaches of Covenants. Maker shall fail to observe or perform any covenant, obligation, condition or agreement contained herein, and such failure shall continue for ten days after Maker's receipt of Holder's written notice to the Maker of such failure;

(c) Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) admit in writing its inability, to pay its debts generally as they mature;
     (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Maker or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety days of commencement.

5.   Rights of Holder upon Default

Upon the occurrence or existence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Maker, declare all outstanding obligations payable by the Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; except that upon the occurrence or existence of any Event of Default set forth in Sections 4(c) or (d) herein, all of the outstanding obligations payable by the Maker hereunder shall automatically become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. No delay or omission by Holder in exercising any right shall operate as a waiver of such right or any other right under this Note; a waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereunder or pursuant to applicable law. The prevailing party


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

in any action (i) to collect payment on this Note, (ii) in connection with any dispute that arises as to its enforcement, validity, or interpretation, whether or not legal action is instituted or prosecuted to judgment, or (iii) to enforce any judgment obtained in any related legal proceeding, shall be entitled to all costs and expenses incurred, including attorney fees.

6.   Governing Law

This Note shall be governed by the laws of the State of New York, excluding its conflict of law rules.

7.   Amendments and Waivers

This Note is one in a series of similar notes in the aggregate principal amount of $20,000,000 issued by the Maker to holders of Series B Convertible Participating Preferred Stock of Maker (the "Series B Notes") and any term of this Note may be amended or waived with the written consent of the Maker and the holders of a majority of the then outstanding aggregate principal amount of the Series B Notes (the "Majority Interest"); provided, however, that any amendment that adversely affects a holder of a Note in a manner different from the other holders of Series B Notes shall require the prior written consent of such holder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Maker, the Holder and each transferee of the Note; however, no such waiver shall affect or impair the rights of Holder to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note. Notwithstanding the foregoing, Maker expressly agrees that this Note or any payment under this Note may be extended by the Majority Interest in writing from time to time without in any way affecting the liability of Maker.

8.   Transfer, Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Maker without the prior written consent of Holder. This Note may not be sold or assigned by Holder without prior written consent of Maker except in the event of a merger, consolidation, or acquisition of Holder or any business unit thereof and Holder may pledge this Note to any financial institution as collateral upon written notice to Maker.

9.   Notices

Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or five days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

10.  Severability

If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.


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

11.  Subordination

Maker's obligations under this Note shall be subordinate in right of payment to Senior Indebtedness (as defined below) of Maker. This Note shall be subject to the forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and Holder agrees to enter into such forms of subordination agreement upon request of such holders of Senior Indebtedness and be bound by such agreements. "Senior Indebtedness" as used herein shall mean the principal of (and premium, if any) and unpaid interest on, indebtedness of Maker, or with respect to which Maker is a guarantor, outstanding or under credit lines existing as of the date of this Note, or to banks, insurance companies, lease financing institutions or other lending institutions or business units of such institutions regularly and primarily engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by Maker, and which is approved by the Board of Directors of Maker, whether or not secured, and whether or not previously incurred or incurred in the future, or indebtedness of Maker to sellers of land, equipment, furniture, fixtures, components or assets or stock secured by the asset or shares purchased. Other than Senior Indebtedness, the indebtedness owing under this Note shall not rank junior in right of priority of payment to borrowed money of Maker incurred hereafter.

12.  Dividends; Redemptions

As long as any principal or unpaid interest on any Series B Note remains outstanding, the Maker shall not declare or pay any dividends or make any distributions of cash, property or securities of the Maker in respect of its capital stock or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock

IN WITNESS WHEREOF, the Maker has caused this Subordinated Promissory Note to be issued as of the date first written above.

MAKER: IPG PHOTONICS CORPORATION


By:
    ---------------------------------
    Chairman of the Board and
    Chief Executive Officer

Address: 50 Old Webster Road
         Oxford, MA 01540

Attn: Corporate Secretary


AGREED TO AND ACCEPTED:

HOLDER: [__________]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Address: [__________]
Tax ID Number:
               ----------------------


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